UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2015

Zonzia Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-75313	84-0871427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

N/A

(Former Name or Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal or resignation of independent registered public accounting firm

On September 14, 2015, we were notified that the Haynie and Company (“Haynie”) audit partner on our account was no longer with the firm and had joined the firm WSRP, LLC. As a result, Zonzia Media, Inc. (the “Company”) dismissed Haynie as our independent registered public accounting firm effective immediately. The dismissal was approved by the Board of Directors of the Company.

Haynie’s reports on the financial statements as of December 31, 2014 and for the period from May 24, 2014 (the Company’s inception) to December 31, 2014 contained a going concern note resulting from the fact that the Company has no source of recurring revenue; negative working capital; and has suffered recurring losses from operations. Other than the foregoing, Haynie’s reports on the financial statements for the fiscal year end December 31, 2014 and for the period from May 24, 2014 to December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s period from May 24, 2014 to December 31, 2014 and through September 14, 2015, there were no disagreements with Haynie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haynie, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Further, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring during the Company’s period from May 24, 2014 to December 31, 2014 and through September 14, 2015.

The Company provided a copy of the foregoing disclosures to Haynie prior to the date of the filing of this report and requested that Haynie furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of new independent registered public accounting firm

On September 14, 2015, the Board of Directors of the Company engaged WSRP, LLC (“WSRP”) as the Company’s new independent registered public accounting firm. One of the partners with WSRP is the same auditor who was engaged on the audit of the Company while at Haynie.

During the period from May 24, 2014 to December 31, 2014 through September 14, 2015 and during any subsequent interim period preceding the date of engagement, neither the Company, nor anyone acting on its behalf, consulted with WSRP regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and no written report was provided to the Company nor was oral advice rendered that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K.)

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Item 9.01 Financial Statements and Exhibits.

d) Exhibits

The following is filed as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter addressed from Haynie and Company to the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zonzia Media, Inc.

Date: September 18, 2015	By: /s/ Myles A. Pressey III
Name: Myles A. Pressey III
Title: Chairman of the Board of Directors

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INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter addressed from Haynie and Company to the Securities and Exchange Commission

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